                                                                     Exhibit 5.1
                                                                     -----------



                     [Logo of Lockheed Martin Corporation]

                                August 3, 2000



Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland 20817

     Re: Opinion re: Legality - Registration of Securities for use with respect to Lockheed Martin Direct Invest (the "Plan")

Ladies and Gentlemen:

     I submit this opinion to you in connection with the filing with the Securities and Exchange Commission of a registration statement on Form S-3 (the "Registration Statement") on the date hereof. The Registration Statement registers shares of common stock ("Common Stock") of Lockheed Martin Corporation (the "Corporation") for use in connection with the Plan. The Plan contemplates that common stock issued in connection with the Plan may be authorized but unissued shares or may be acquired in the open market. As Vice President and Associate General Counsel of the Corporation, I have examined such corporate records, certificates and other documents and have reviewed such questions of law as I deemed necessary or appropriate for the purpose of this opinion.

     Based upon that examination and review, I advise you that in my opinion:

     1. the Corporation has been duly incorporated and is validly existing under the laws of the State of Maryland; and

     2. the shares of Common Stock have been duly authorized and, when sold by the Corporation as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to my opinion in the Registration Statement.

                                    Sincerely,


                                    /s/ Marian S. Block
                                    -------------------
                                        Marian S. Block
                                        Vice President and Associate General
                                        Counsel
                                        Lockheed Martin Corporation